FORM 8-K/A

                                  AMENDMENT 2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Report Under Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                     Current Report As Of March 8, 2000 and
                   a second amendment dated February 6, 2001.

                         Commission File Number 0-26999

                                GLOBAL WEB, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

            UTAH                                                 87-0427550
            ----                                                 ----------
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)

                     11781 South Lone Peak Parkway, No. 110
                               Draper, Utah 84020
                               ------------------
                    (Address of principal executive offices)

Registrant's telephone number including area code                  (801)523-1003

                                 Not Applicable
                                 --------------
                  Former Address, if changed since last report

Item 4. - Change in Registrant's Certifying Accountant.

     On or about March 6, 2000, with the approval the Board of Directors Registrant engaged a different certifying public accountant, Mantyla McReynolds and Associates, certified public accountants, located at 5872 South 900 East, No. 250, Murray, Utah. There were not any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or accounting principles. By the engagement of the different certified public accountants, the prior accountant was dismissed. The former accountant's report for the past two years contained no adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Registrant has no audit committee and the decision to change accountants on March 6, 2000, was approved by Registrant's board of directors. The former accountant did not audit any interim period for the Registrant. During the registrant's two most recent fiscal years and any subsequent interim period through the date of the prior accountant's dismissal, there were no disagreement or "reportable events" with the prior accountant as described in Item 304 of Regulation SB. Further, the prior accountant has never notified the Registrant of any material internal control weaknesses.


EXHIBITS

No.      Description
---      -----------

16 Letter from prior auditor regarding change in certifying public accountants.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date February 6, 2001.
----------------------

GLOBAL WEB, INC.


By /s/ Brae Burbidge
--------------------
       Brae Burbidge
       President and Chief Executive Officer